EXHIBIT 10.5

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”), dated as of August 10th, 2011, is made by and between (i) Four Eight Investments, Inc. (the “Consultant”) and Envision Solar International, Inc., with an address of 7675 Dagget Street, San Diego, CA 92111 (the “Company”) (collectively, the “Parties”).

WHEREAS, the Company is in need of assistance in meeting investors, stockbrokers, fund managers and analysts; and

WHEREAS, Consultant has agreed to perform consulting work for the Company as directed by the Company and agreed to by Consultant;

NOW, THEREFORE, in consideration for those services Consultant provides to the Company, the Parties agree as follows:

1.    Services of Consultant.

Consultant agrees to perform for the Company certain professional consulting services relating to the introduction of certain financial professionals to the Company, Consultant will: (i) familiarize itself, to the extent appropriate and feasible, with the business, operations, properties, financial condition, management and prospects of the Company; (ii) advise the Company on matters relating to its capitalization; (iii) evaluate alternative financing structures and arrangements; (iv); review the Company’s presentation and marketing materials and other materials used to present the Company to the investment community; (v) coordinate with the Company public relations, investor relations, and (vi) coordinate with the Company on developing the Company’s business plan and general business advice (“Consulting Services”).  The Consulting Services to be provided by Consultant will not be in connection with the offer or sale of any securities in any capital-raising transaction, and will not directly or indirectly promote or maintain a market for the Company's securities.  Consultant may provide the Consulting Services in conjunction with professionals who may act under its direct supervision.

2.    Consideration.

As consideration for the Consulting Service, the Company agrees to deliver to Consultant, or its designees, 1,000,000 restricted shares of its common stock, upon the execution of this Agreement.

3.   Confidentiality.

Each of the Parties recognizes that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data (“Confidential Information”). Each of the Parties agrees to keep all such Confidential Information confidential and not to discuss or disclose it to anyone other than their agents without the approval of the disclosing party. Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.    Indemnification.

a.   The Company agrees to indemnify, defend, and hold harmless Consultant, its assignees, or its directors, officers, employees, attorneys, and agents, and to defend any action brought against said parties with respect to any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees, arising out of work performed under this Agreement, including breach of the Company of this Agreement, unless caused by the negligent actions of Consultant.

b.   Consultant agrees to indemnify, defend, and shall hold harmless the Company, its directors, officers, employees, attorneys, and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the negligence or misconduct of Consultant.

c.   In claiming any indemnification hereunder, the indemnified party shall promptly provide the Company with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the Company party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

5.   Limitation of Liability.

Unless Consultant is found to be negligent, Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages.. In any event, the liability of Consultant to the Company for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed one hundred percent (100%) of the cash value of the fee paid by the Company to Consultant for the specific service provided that is in question.

6.   Termination.

a.           This Agreement shall become effective on the date hereof and terminate on December 31, 2011.

b.           Either Party may terminate this Agreement if the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

c.           The Company shall have the right to terminate this agreement  at any time for any reason or no reason during its term. Upon any termination or expiration of this Agreement, the Company shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. Upon such termination, Consultant shall provide and deliver to the Company any and all outstanding services due through the effective termination date of this Agreement.

7.   Miscellaneous.

a.           This Agreement establishes an “independent contractor” relationship between Consultant and the Company.  Nothing herein shall be construed to create an employer-employee relationship between Consultant and the Company or any of its subsidiaries or affiliates. The consideration set forth in Section 2 of this Agreement shall be the sole consideration due Consultant for the services rendered hereunder. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Consultant hereunder. Consultant will not represent to be or hold himself out as an employee of the Company. Consultant’s services shall be performed primarily at Consultant’s offices that are located in California.  Consultant shall have full discretion in determining the amount of time and activity to be devoted to rendering the Consulting Services and the level of compensation to Consultant is not dependent upon any preordained time commitment or level of activity.

b.           The rights of each of the Parties under this Agreement are cumulative.  The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.  Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right.  No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

c.           This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned Parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

d.           This Agreement contains the entire Agreement between the Parties with respect to the subject matter hereof.  There are no promises, Agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement.  Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

e.           Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either Party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.  The sole exception of this provision shall be the right of Consultant to assign this contract in whole or in part to any entity or individual that is majority supervised, owned or controlled by Consultant. Consultant shall assign such individuals under its direct supervision solely as it deems necessary to assist in discharging its duties under this agreement.

f.           Only an instrument in writing executed by all the Parties hereto may amend this Agreement.

g.           Each part of this Agreement is intended to be severable.  In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

h.           Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

i.           In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the Parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

j.           Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as first written above (subject to the right to designate a different address by notice similarly given).

k.           This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles.  Each of the Parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

l.           The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

m.           This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

n.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date first written above.

Envision Solar International, Inc.

/s/ Desmond Wheatley
By:  Desmond Wheatley
Its:  President

Four Eight Financial, Inc.

/s/ Bryan Selby
By: Bryan Selby
Its: President